As filed with the Securities and Exchange Commission on August 14, 2001
Registration Number 333-66098

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3161171
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

1840 Holbrook Avenue

Detroit, Michigan 48212
(313) 974-2000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Patrick S. Lancaster

American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, Michigan 48212
(313) 974-2000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all correspondence to:

Wilson S. Neely	Michael A. Campbell
Simpson Thacher & Bartlett	Mayer, Brown & Platt
425 Lexington Avenue	190 South LaSalle Street
New York, New York 10017	Chicago, Illinois 60603-3441
(212) 455-2000	(312) 782-0600

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box.  ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This filing contains only the exhibits that have not been previously filed.

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee and the NASD filing fee, all amounts are estimates.

SEC registration fee	$41,098

NASD filing fee	16,939

NYSE filing fee	31,500

Accounting fees and expenses	150,000

Legal fees and expenses	300,000

Blue Sky fees and expenses (including counsel fees)	5,000

Printing and engraving expenses	150,000

Transfer agent’s and registrar’s fees and expenses	5,000

Miscellaneous Expenses	50,463

Total	$750,000

Item 15.  Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) authorizes the registrant to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      Reference is hereby made to Article VI of the registrant’s bylaws, a copy of which is filed as Exhibit 3.02, which provides for indemnification of officers and directors of the registrant to the full extent authorized by Section 145 of the Delaware Law. Section 7 of Article VI of the bylaws authorizes the registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the registrant or its subsidiaries against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not the registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such Article or Delaware law.

      The registrant maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

      Section 102(b)(7) of the Delaware Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. Reference is made to Article Sixth of the registrant’s certificate of incorporation, a copy of which is filed as Exhibit 3.01, which limits a director’s liability in accordance with such Section.

      Reference is made to Section 6 of the purchase agreement, a copy of which is filed as Exhibit 1.01, for information concerning indemnification arrangements among the registrant, the selling stockholders and the underwriters.

Item 16. Exhibits and Financial Statement Schedules

      (a)  Exhibits

      The following exhibits are filed herewith unless otherwise indicated.

Number	Description of Exhibit

*1.01	Form of Purchase Agreement
2.01	Agreement and Plan of Merger, dated January 22, 1999, between the Company and American Axle & Manufacturing, Inc. (“AAM, Inc.”).
(Incorporated by reference to Exhibit 2.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
3.01	Amended and Restated Certificate of Incorporation
(Incorporated by reference to Exhibit 3.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
3.02	Bylaws
(Incorporated by reference to Exhibit 3.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
4.01(a)	Specimen Stock Certificate
(Incorporated by reference to Exhibit 4.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
4.01(b)	Indenture, dated as of March 5, 1999, among American Axle & Manufacturing, Inc., as issuer, American Axle & Manufacturing Holdings, Inc., as guarantor, and IBJ Whitehall Bank & Trust Company, as trustee
(Incorporated by reference to Exhibit 4.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-76605))
4.02	Form of 9.75% Senior Subordinated Note due 2009 (the “Exchange Note”)
(Incorporated by reference to Exhibit 4.02 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-76605))
4.03	Exchange and Registration Rights Agreement, dated March 5, 1999, among AAM Inc., Chase Securities, Inc., Donaldson Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. Incorporated
(Incorporated by reference to Exhibit 4.03 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-76605))
*5.01	Opinion of Simpson Thacher & Bartlett as to the legality of the Common Stock being registered
12	Statement of Computation of Ratio of Earnings to Fixed Charges
(Incorporated by reference to Exhibit 12 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2000)
13	Annual Report to Stockholders for the year ended December 31, 2000
(Incorporated by reference to Exhibit 13 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2000)
*23.01	Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.01)
***23.02	Consent of Deloitte & Touche LLP
***24.01	Power of Attorney
(All other exhibits are not applicable.)

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.

Item 17.  Undertakings

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan, on the 14th day of August, 2001.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

BY:	/s/ PATRICK S. LANCASTER

Patrick S. Lancaster
Group Vice President, Chief Administrative Officer and Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 14th day of August, 2001.

Signature	Title	Date

* Richard E. Dauch	Co-Founder, Chairman of the Board of Directors and Chief Executive Officer	August 14, 2001
* Robin J. Adams	Executive Vice President — Finance and Chief Financial Officer	August 14, 2001
* Forest J. Farmer, Sr.	Director	August 14, 2001
* Robert L. Friedman	Director	August 14, 2001
* Richard C. Lappin	Director	August 14, 2001
* B.G. Mathis	Director	August 14, 2001
* L.W. McCurdy	Director	August 14, 2001
* Bret D. Pearlman	Director	August 14, 2001
* John P. Reilly	Director	August 14, 2001
* Thomas K. Walker	Director	August 14, 2001
/s/ PATRICK S. LANCASTER *Attorney-In-Fact

EXHIBIT INDEX

Number	Description of Exhibit

*1.01	Form of Purchase Agreement
2.01	Agreement and Plan of Merger, dated January 22, 1999, between the Company and American Axle & Manufacturing, Inc. (“AAM, Inc.”).
(Incorporated by reference to Exhibit 2.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
3.01	Amended and Restated Certificate of Incorporation
(Incorporated by reference to Exhibit 3.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
3.02	Bylaws
(Incorporated by reference to Exhibit 3.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
4.01(a)	Specimen Stock Certificate
(Incorporated by reference to Exhibit 4.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))
4.01(b)	Indenture, dated as of March 5, 1999, among American Axle & Manufacturing, Inc., as issuer, American Axle & Manufacturing Holdings, Inc., as guarantor, and IBJ Whitehall Bank & Trust Company, as trustee
(Incorporated by reference to Exhibit 4.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-76605))
4.02	Form of 9.75% Senior Subordinated Note due 2009 (the “Exchange Note”)
(Incorporated by reference to Exhibit 4.02 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-76605))
4.03	Exchange and Registration Rights Agreement, dated March 5, 1999, among AAM Inc., Chase Securities, Inc., Donaldson Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. Incorporated
(Incorporated by reference to Exhibit 4.03 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-76605))
*5.01	Opinion of Simpson Thacher & Bartlett as to the legality of the Common Stock being registered
12	Statement of Computation of Ratio of Earnings to Fixed Charges
(Incorporated by reference to Exhibit 12 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2000)
13	Annual Report to Stockholders for the year ended December 31, 2000
(Incorporated by reference to Exhibit 13 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2000)
*23.01	Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.01)
***23.02	Consent of Deloitte & Touche LLP
***24.01	Power of Attorney
(All other exhibits are not applicable.)

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.